UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101) INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CRAWFORD UNITED CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CRAWFORD UNITED CORPORATION

Notice of 2024 Annual Meeting of Shareholders

and

Proxy Statement

Crawford United Corporation

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

April 17, 2024

Dear Shareholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) of Crawford United Corporation (the “Company”). The 2024 Annual Meeting will be held at our office located at 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108, on Wednesday, May 15, 2024, beginning at 10:00 a.m. EDT.

Included with this letter is a Notice of the 2024 Annual Meeting of Shareholders and information relating to the proxy sought from shareholders in connection therewith. Please review the enclosed materials for detailed information regarding the following proposals, each of which will be submitted to the shareholders at the 2024 Annual Meeting:

1.	To elect seven (7) Directors;
2.	To ratify the appointment of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for 2024;
3.	To approve and adopt the Crawford United Corporation 2023 Omnibus Equity Plan;
4.	To transact such other business as may properly come before the 2024 Annual Meeting or any adjournment thereof.

The material delivered herewith also contains details regarding executive officer and Director compensation and other corporate governance matters, as well as important information relating to the 2024 Annual Meeting and the proxy requested in connection therewith. The materials included herewith are first being mailed to our shareholders on or about April 17, 2024.

Your vote is very important. Whether or not you plan to attend the 2024 Annual Meeting, please cast your vote at your earliest convenience by completing the enclosed Proxy Card and returning it to the Company in accordance with the instructions set forth herein. Your vote by proxy before the 2024 Annual Meeting will ensure representation of your shares at the 2024 Annual Meeting even if you are unable to attend. The proxy that you deliver to the Company may be revoked at any time prior to the time it is voted at the 2024 Annual Meeting. As such, you may still vote your shares at the 2024 Annual Meeting if you ultimately decide to attend, even if you have previously signed and returned the enclosed Proxy Card.

Thank you for your continued support of Crawford United Corporation.

Sincerely,

/s/ Brian E. Powers

Brian E. Powers

President and Chief Executive Officer

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Crawford United Corporation to be held on Wednesday, May 15, 2024: The Notice and Proxy Statement contained herein and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at: www.edocumentview.com/CRAWA.

CRAWFORD UNITED CORPORATION

Notice of 2024 Annual Meeting of Shareholders

and Proxy Statement

Crawford United Corporation

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

APRIL 17, 2024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF CRAWFORD UNITED CORPORATION

TO BE HELD WEDNESDAY, MAY 15, 2024

The 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) of Crawford United Corporation (the “Company,” “we,” “us,” or “our”) will be held at our office located at 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108, on Wednesday, May 15, 2024, beginning at 10:00 a.m. EDT, for the following purposes:

1.

To elect as Directors the seven (7) nominees named in the proxy statement and recommended by the Board of Directors (the “Board”) to a term of office that will expire at the 2025 Annual Meeting of Shareholders;

2.	To ratify the appointment of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve and adopt the Crawford United Corporation 2023 Omnibus Equity Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on April 3, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2024 Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors,

Brian E. Powers, President and Chief Executive Officer

IMPORTANT: PLEASE FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO THE COMPANY USING THE ACCOMPANYING ENVELOPE, EVEN IF YOU DO NOT EXPECT TO ATTEND THE 2024 ANNUAL MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE 2024 ANNUAL MEETING. AS SUCH, YOU MAY STILL VOTE YOUR SHARES SHOULD YOU DECIDE TO ATTEND THE 2024 ANNUAL MEETING EVEN IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

Crawford United Corporation

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

April 17, 2024

PROXY STATEMENT

FOR THE

2024 ANNUAL MEETING OF SHAREHOLDERS

OF CRAWFORD UNITED CORPORATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Crawford United Corporation, an Ohio corporation (the “Company,” “we,” “us,” or “our”), of the enclosed form of proxy for use at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) to be held on Wednesday, May 15, 2024.

INFORMATION REGARDING

THE SOLICITATION OF PROXIES

This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation of proxies by the Board for use at the 2024 Annual Meeting and any adjournments or postponements that may occur. The time, place and purposes of the 2024 Annual Meeting are set forth in the Notice of 2024 Annual Meeting of Shareholders (the “Notice”), which accompanies this Proxy Statement. This Proxy Statement is dated April 17, 2024 and is first being mailed to our shareholders on or about April 17, 2024.

■ Solicitation of Proxies; Related Expenses: As a shareholder of the Company, you are entitled to vote on the important proposals described in this Proxy Statement. Since it is not practical for all shareholders to attend the 2024 Annual Meeting and vote in person, the Board is seeking your proxy to vote on matters submitted to the shareholders for approval. The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and Proxy will be paid by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or other electronic means, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. While the Company presently intends that solicitations will be made only by Directors, officers, and employees of the Company, the Company may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by the Company.

■ Revocation of Proxies: Any person giving a Proxy pursuant to this solicitation may revoke it at any time prior to the voting of such Proxy at the 2024 Annual Meeting. The General Corporation Law of Ohio provides that a shareholder, without affecting any vote previously taken, may revoke a Proxy not otherwise revoked by a later appointment received by the Company or by giving notice of revocation to the Company in writing, in a verifiable communication, or in an open meeting. The mere presence of a shareholder at the 2024 Annual Meeting is not sufficient to constitute a valid revocation of a Proxy that was previously executed and delivered to the Company.

INFORMATION REGARDING

THE VOTING OF COMMON SHARES

AT THE 2024 ANNUAL MEETING

■ Record Date; Number of Shares Entitled to Vote: The Board has established April 3, 2024 as the record date for the 2024 Annual Meeting (the “Record Date”). Shareholders who own shares of Class A Common Stock and/or shares of Class B Common Stock of the Company (collectively, the “Common Shares”) at the close of business on such Record Date are entitled to notice of and to vote at the 2024 Annual Meeting. As of the Record Date, there were 2,808,319 shares of Class A Common Stock (collectively, the “Class A Common Shares”) and 731,848 shares of Class B Common Stock (collectively, the “Class B Common Shares”) outstanding and entitled to vote at the 2024 Annual Meeting.

■ Voting Rights: Holders of Class A Common Shares are entitled to one (1) vote for each Class A Common Share owned as of the Record Date. Holders of Class B Common Shares are entitled to three (3) votes for each Class B Common Share owned as of the Record Date.

■ Quorum: Pursuant to the applicable provisions of the General Corporation Law of Ohio and the Amended and Restated Code of Regulations of the Company, a quorum of shareholders will be present at the 2024 Annual Meeting if holders of at least a majority of the outstanding voting power of the Company as of the Record Date are present in person or by proxy at the 2024 Annual Meeting. In accordance with the General Corporation Law of Ohio, the inspectors of election appointed by the Board (the “Inspectors of Election”) will determine the presence of a quorum of shareholders at the 2024 Annual Meeting. The Inspectors of Election intend to treat properly executed proxies marked “abstain” as being “present” for these purposes. The Inspectors of Election will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the 2024 Annual Meeting.

■ Voting of Common Shares: If you are a shareholder of record as of the Record Date, you may vote your Common Shares in person at the 2024 Annual Meeting, or by signing and returning the Proxy Card enclosed. If you hold Common Shares through a broker or nominee, you may vote in person at the 2024 Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares. If you hold Common Shares through a broker or other nominee, you should follow their instructions on how to vote your shares, which may include electronic voting instructions. Brokerage firms have the authority under stock exchange rules to vote shares on certain “routine” matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Proposal 2 related to the ratification of the appointment of the Company's independent registered public accounting firm is a routine matter, but Proposal 1 and Proposal 3 are non-routine matters. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

■ Voting by Proxy: All validly executed Proxies delivered pursuant to this solicitation will be voted at the 2024 Annual Meeting, in each instance in accordance with any directions contained therein. If no directions are given, a validly executed Proxy will be voted in favor of each of the proposals described in this Proxy Statement. The Board does not know of any matters to be presented at the 2024 Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the 2024 Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote based on their best judgment on any other matters unless properly instructed to do otherwise.

SHAREHOLDER VOTE REQUIRED

TO APPROVE PROPOSALS

■ Vote Required for the Election of Director Nominees: The nominees receiving the greatest number of votes will be elected. The Proxy holders named in the accompanying Proxy or their substitutes will vote the Common Shares represented by each such Proxy at the 2024 Annual Meeting, or any adjournments thereof, for the election as Directors of the nominees named in this Proxy Statement unless the shareholder instructs, by marking the appropriate space on the applicable Proxy, that authority to vote is withheld. Abstentions and broker non-votes will have no effect on the election of Directors. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of such nominees. In the event that the voting is cumulative, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of such nominees elected to the Board. However, the shares represented by each Proxy cannot be voted by the Proxy holders for a greater number of nominees than those identified in this Proxy Statement. Each of the nominees has indicated his willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board.

■ Vote Required to Approve Ratification of Independent Registered Accounting Firm: The proposal to ratify the appointment of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 will be decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the 2024 Annual Meeting. In voting for such proposal, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against.

■ Vote Required to Approve and Adopt the Crawford United Corporation 2023 Omnibus Equity Plan: The proposal to approve and adopt the Crawford United Corporation 2023 Omnibus Equity Plan will be decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the 2024 Annual Meeting. In voting for such proposal, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether the proposal has been approved and will have no effect on the outcome of the proposal.

■ Vote Required to Approve Additional Proposals (if any): Any additional questions and matters brought before the 2024 Annual Meeting will be, unless otherwise provided by the Amended and Restated Articles of Incorporation of the Company or the General Corporation Law of Ohio, decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the 2024 Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

RECOMMENDATIONS

OF THE BOARD OF DIRECTORS

The Board recommends that shareholders vote:

■	IN FAVOR OF the election of the seven (7) Director nominees for a one-year term expiring at the 2025 Annual Meeting of Shareholders.

■	IN FAVOR OF the ratification of the appointment of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

■	IN FAVOR OF the approval and adoption of the Crawford United Corporation 2023 Omnibus Equity Plan.

***

BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table sets forth, as of April 3, 2024 (unless otherwise noted), the beneficial ownership of the Company’s Common Shares by:

■	each person or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Shares;

■	each Director, each Director nominee identified in this Proxy Statement, and each named executive officer (“Named Executive Officer”) of the Company; and

■	all of the Company’s Directors and executive officers as a group.

Unless otherwise noted, the shareholders listed in the table below have sole voting and investment power with respect to the Common Shares beneficially owned by them. The address of each Director, nominee for Director, and executive officer is c/o Crawford United Corporation, 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108. As of April 3, 2024, there were 2,808,319 Class A Common Shares and 731,848 Class B Common Shares outstanding.

Name	Number / Class of Common Shares Beneficially Owned (1)	Percentage of Outstanding Class of Common Shares
Directors, Director Nominees and Executive Officers
Edward F. Crawford	575,627 Class A Common Shares (6) (7) 212,538 Class B Common Shares (6)	20.5% 29.0%
Matthew V. Crawford	828,942 Class A Common Shares (3) (6) 306,212 Class B Common Shares (3) (6)	29.5% 41.8%
Brian E. Powers	75,957 Class A Common Shares	2.7%
Steven H. Rosen	365,203 Class A Common Shares (4) 85,000 Class B Common Shares (4)	13.0% 11.6%
Kirin M. Smith	86,049 Class A Common Shares (5)	3.1%
Luis E. Jimenez	12,400 Class A Common Shares	*
James W. Wert	14,500 Class A Common Shares	*
Jeffrey J. Salay	1,322 Class A Common Shares	*
All Directors. Director Nominees and Executive Officers (as a group)	1,960,000 Class A Common Shares 603,750 Class B Common Shares	69.8% 82.5%
Other Principal Beneficial Owners
The Aplin Family Trust Attn: Jennifer Elliott c/o William V. Linne, Esq. 127 Palafox Place, Suite 100 Pensacola, Florida 32502	117,999 Class A Common Shares (2) 128,098 Class B Common Shares (2)	4.2% 17.5%
Seven Investors, LLC 25101 Chagrin Boulevard Beachwood, Ohio 44122	168,102 Class A Common Shares (4) 42,500 Class B Common Shares (4)	6.0% 5.8%
The LNP Investment Trust 25101 Chagrin Boulevard Beachwood, Ohio 44122	168,102 Class A Common Shares (4) 42,500 Class B Common Shares (4)	6.0% 5.8%
Three Bears Trust 1660 West 2nd Street, Suite 1100 Cleveland, Ohio 4412	336,204 Class A Common Shares (3) 85,000 Class B Common Shares (3)	12.0% 11.6%
First Francis Company Inc. 6065 Parkland Boulevard Cleveland, OH 44124	911,250 Class A Common Shares (6) 433,750 Class B Common Shares (6)	32.4% 59.3%

* Less than one percent.

(1)

Pursuant to Rule 13d-3 under the Exchange Act (“Rule 13d-3”), a person is deemed to be a beneficial owner of a security if he or she has or shares voting or investment power with respect to such security or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown throughout this Proxy Statement do not purport to represent beneficial ownership, except as determined in accordance with Rule 13d-3.

(2)	Jennifer Elliott, the trustee of The Aplin Family Trust, holds sole voting and investment power over these Common Shares.

(3)	The beneficial ownership of 336,204 Class A Common Shares and 85,000 Class B Common Shares held by Three Bears Trust is attributed to Mr. Matthew V. Crawford pursuant to the SEC’s rules.

(4)

The beneficial ownership of 168,102 Class A Common Shares and 42,500 Class B Common Shares held by Seven Investors, LLC and 168,102 Class A Common Shares and 42,500 Class B Common Shares held by the LJNP Investment Trust is attributed to Mr. Steven H. Rosen pursuant to the SEC’s rules. Mr. Rosen disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

(5)

Includes 51,114 Class A Common Shares held by Intrinsic Value Capital, L.P., over which Mr. Smith has shared voting and investment power. According to a Schedule 13D/A filed January 18, 2011 with the SEC, the following reporting persons have shared voting and shared dispositive power over such shares:  Intrinsic Value Capital, L.P., Glaubman & Rosenberg Partners, LLC, Glaubman & Rosenberg Advisors, LLC, Joseph Hain and Kirin Smith.

(6)

First Francis Company Inc. is owned and controlled 49% by Mr. Edward Crawford and 51% by Mr. Matthew Crawford. The table assumes that Messrs. Edward and Matthew Crawford share the beneficial ownership of the Company stock held by First Francis Company Inc. in accordance with their ownership of First Francis Company Inc.

(7)

Includes 27,933 shares of Class A Common Shares held by Francis Park LLC and 7,317 shares of Class A Common Shares held by Air Power Dynamics, LLC, which are both entities wholly owned by Mr. Edward F. Crawford.

PROPOSAL 1:

ELECTION OF DIRECTOR NOMINEES

■ The Board: The Amended and Restated Code of Regulations of the Company requires that the Board consist of at least five (5) but not more than ten (10) members. The number of Directors of the Company is presently fixed at eight (8). The term of office of each Director expires annually. The individuals elected to the office of Director at the 2024 Annual Meeting will hold office until the earlier of the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

■ Number of Directors; Vacancies: The Board has determined that the number of Directors should remain fixed at eight (8) and desires to elect nominees to seven (7) of such directorships, leaving one (1) vacant seat on the Board. The Board believes that the election of one fewer Director than the number authorized will provide the Board with flexibility during the year to appoint an additional member to the Board, when and if an individual whose services would be beneficial to the Company and its shareholders is identified.

■ Election of Nominees: The Board has determined that seven (7) of the eight (8) seats on the Board should be filled by the nominees hereinafter named and is submitting the nominees hereinafter named for election as Directors by the shareholders. Proxies cannot be voted for a greater number of individuals than the number of nominees hereinafter named. Information about each of the Director nominees is set forth on the following page. Each of the nominees has indicated his willingness to serve as a Director, if elected. The Board is seeking the approval of the shareholders at the 2024 Annual Meeting to elect the seven (7) nominees identified herein to serve on the Board for a term expiring at the earlier of the 2025 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

■ Voting; Approval Requirements: The nominees receiving the greatest number of votes will be elected. The Proxy holders named in the accompanying Proxy or their substitutes will vote the Common Shares represented by such Proxy at the 2024 Annual Meeting, or any adjournments thereof, for the election as Directors of the nominees named below unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. Abstentions and broker non-votes will have no effect on the election of Directors.

■ Cumulative Voting: If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of such nominees. In the event that the voting is cumulative, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of nominees elected to the Board. However, the shares represented by each Proxy cannot be voted by the Proxy holders for a greater number of nominees than those identified in this Proxy Statement. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board.

■ Board Recommendation: The Board recommends that shareholders vote IN FAVOR OF the election of the seven (7) Director nominees for a one-year term expiring at the 2025 Annual Meeting of Shareholders.

DIRECTOR NOMINEES

Edward F. Crawford, 86, Chairman of the Board, was appointed to the Company’s Board and named Chairman of the Board in 2021. Mr. Crawford previously served on the Board from 2012 to 2019. From 2019 to 2021, Mr. Crawford served as the U.S. Ambassador to Ireland. In 2021, Mr. Crawford was elected as a Director of Park-Ohio Holdings Corp. (a publicly-traded diversified international holding company, “Park Ohio”), and previously served as President and a Director of Park Ohio from 2018 to 2019. From 1997 to 2003, Mr. Crawford was the President of, and since 1964 has been the Chairman and Chief Executive Officer of, The Crawford Group (a venture capital, management consulting company). From August 2022 to May 2023, Mr. Crawford served as a director of Invacare Corporation (a publicly-traded medical device company). Mr. Crawford has amassed extensive knowledge of public and private company strategies and operations and brings to the Board his experience in leading a variety of private enterprises for over 40 years. Edward F. Crawford is the father of Matthew V. Crawford.

Matthew V. Crawford, 54, was appointed to the Company’s Board in 2014. In 2018, Mr. Crawford was elected Chairman of the Board of Directors and appointed as Chief Executive Officer of Park-Ohio Holdings Corp (“Park-Ohio”). Prior to that, he served as President and Chief Operating Officer since 2003 and has served on the Park-Ohio Board since 1997. Mr. Crawford has served as the President of The Crawford Group (a venture capital, management consulting company) since 1995. Mr. Crawford has amassed extensive knowledge of public and private company strategies and operations. Matthew V. Crawford is the son of Edward F. Crawford.

Brian E. Powers, 61, was appointed to the Board in 2014 and was appointed as President and Chief Executive Officer of the Company in September 2016. Prior to joining the Company, Mr. Powers served as Owner of Brian Powers & Associates LLC since 2001 (management consulting firm); Chief Administrative Officer and General Counsel of Greencastle LLC (developer of data centers and clean energy projects), 2014-2015; Managing Director of League Park Advisors LLC (mid-market investment banking firm) from 2010 to 2014; Chief Executive Officer of Caxton Growth Partners LLC (strategic management consulting firm) from 2001 to 2010, Mr. Powers brings over 20 years of diverse experience as a business executive, entrepreneur, management consultant, corporate lawyer and investment banker to the Board.

Luis E. Jimenez, 54, was appointed to the Board in 2019. Mr. Jimenez is the Founder and Managing Member of Madison Sixty LLC, a private investment, consulting and advisory firm, where he has served since 2014. From 2011 to 2014, Mr. Jimenez was Head Portfolio Manager and Risk Management Officer at OpenArc Asset Management, LLC, an investment and asset management firm. Prior to that, Mr. Jimenez served in portfolio management positions at various hedge fund and asset management firms while also serving as a key member on multiple committees. Mr. Jimenez brings deep experience and expertise in asset management, investment analysis and risk management to the Board.

Steven H. Rosen, 53, was appointed to the Board in 2012. Mr. Rosen has served as Co-Chief Executive Officer and Co-Founder of Resilience Capital Partners (private equity firm) since 2001. Mr. Rosen brings to the Board an extensive background in mergers and acquisitions, financial analysis and consulting as well as contacts throughout the financial and investing field. Mr. Rosen has served on the Board of Directors for Park-Ohio Holdings Corp. since 2016 and AmFin Financial Corporation since 2018. From August 2022 to February 2024, Mr. Rosen served as a director of Invacare Corporation and its successor Invacare Holdings Corporation (a publicly-traded medical device company).

Kirin M. Smith, 46, was appointed to the Board in 2009. Mr. Smith has served as Managing Partner of Intrinsic Value Capital, L.P. (fundamental equity investment fund) since November 2005; Chief Operating Officer of ProActive Capital Group (capital markets advisory firm) since January 2012; Assistant Vice President of Financial Dynamics (business and financial communications consultancies) for five years prior to November 2005. Mr. Smith brings an extensive background in financial analysis and consulting to the Board, as well as contacts throughout the financial and investing field. Mr. Smith also represents major Class A Common Stock shareholders, bringing this perspective to the Board as well.

James W. Wert, 76, was appointed to the Board in 2021. Mr. Wert currently serves as Chairman of the Managing Board of CM Wealth Advisors, LLC, having served as its CEO, Managing Member/President since 2003. From 1976 to 1996, he served in a variety of leadership positions covering financial markets, corporate and investment banking, and trust administration at KeyCorp and its predecessor, Society Corporation; he was a member of the Office of the Chairman, Senior Executive Vice President and CFO from 1991 to 1995; and Chief Investment Officer from 1995 to 1996 before family medical issues resulted in early retirement. He currently serves on the board of Park-Ohio Holdings Corporation (1993 to present). Mr. Wert brings an extensive background of expertise in financial reporting and analysis, as well as public company board experience.

TRANSACTIONS WITH MANAGEMENT

During the fiscal year ended December 31, 2023, no transactions were proposed or occurred that are required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act, except as follows:

■ Promissory Notes Issued to First Francis Company Inc.: Effective July 1, 2018, the Company completed the acquisition of all of the issued and outstanding shares of capital stock of CAD Enterprises Inc. ("CAD"). Upon the closing of the transaction, the CAD shares were transferred and assigned to the Company in consideration of the payment by the Company of an aggregate purchase price of $21 million, $12 million of which was payable in cash at closing, with the remainder paid in the form of a subordinated promissory note issued by the Company in favor of a Seller (the “Seller Note”). The Seller Note had an interest rate of four percent (4.00%) per annum and the loan was paid in full on March 31, 2023. In connection with the Komtek Forge acquisition, on January 15, 2021, the Company refinanced its previously outstanding First Francis promissory notes in the aggregate amount of $2,077,384, including accrued interest payable through the refinance date and combined this amount with an existing First Francis promissory note carried by Komtek Forge in the amount of $1,702,400 into one note for a combined $3,779,784 loan due to First Francis Company, payable in quarterly installments beginning April 15, 2021. The interest rate on the refinanced loan remained at 6.25% per annum. First Francis is owned by Edward Crawford and Matthew Crawford, both of whom serve on the Board of Directors of the Company.

■ Federal Hose. The Company purchased Federal Hose on July 1, 2016 from First Francis, an entity owned by Matthew Crawford and Edward Crawford, who serve on the Board of the Company. The Merger Agreement provided that the Company acquire all of the membership interests of Federal Hose in exchange for an aggregate of (i) 911,250 Class A Common Shares; (ii) 303,750 Class B Common Shares; and (iii) $4,768,662 in certain promissory notes issued by the Company, which bear interest at an annual rate of 4% payable quarterly, are subject to redemption over a mandatory 10-year amortization schedule and are required to be fully redeemed within six years of their issuance date. In connection with this transaction, the Company also entered into a ten-year lease agreement with Edward Crawford for use of a facility in Painesville, Ohio, out of which the Federal Hose business is operated. The Company, through its Federal Hose subsidiary, paid rent to Edward Crawford during fiscal year 2023 in the amount of $15,000 per month under the lease agreement.

■ Fluid Routing Systems (FRS). During the fiscal year ended December 31, 2023, the Company, through Federal Hose and in connection with the operation of the Industrial and Transportation Products segment, purchased an aggregate total of $118,051 of extruded rubber hose and thermal-plastic hose and fittings from Fluid Routing Systems, Inc. (“FRS”), a distributor of hydraulic hose parts and components and wholly-owned subsidiary of Park-Ohio. FRS purchased $1,098 of steel hose from Federal Hose and $7,750 of hose equipment parts from Knitting Machinery Company of America during the fiscal year ended December 31, 2023. In April, 2019, the Company entered into a lease agreement with FRS to rent 7,500 square feet for $36,000 per annum for the purpose of warehousing and distributing hoses and subsequently in May, 2020, added 20,000 additional square feet for an additional $96,000 per annum. The Company spent $132,000 in aggregate rent for fiscal year 2023. The term of the lease is five years. Edward F. Crawford and Matthew V. Crawford (or their respective affiliates) are the record and/or beneficial owners of shares of capital stock of Park-Ohio (a publicly traded holding company). Matthew V. Crawford is an executive officer and member of the Board of Directors thereof; Edward F. Crawford is a member of the Board of Directors thereof.

■ HydraPower Dynamics: During the fiscal year ended December 31, 2023, the Company, through Federal Hose and Marine Products International and in connection with the operation of the Industrial and Transportation Products segment, purchased an aggregate total of $840,140 of silicone hose from HydraPower, a distributor of silicone hose parts and components and wholly-owned subsidiary of Park-Ohio. Edward F. Crawford and Matthew V. Crawford (or their respective affiliates) are the record and/or beneficial owners of shares of capital stock of Park-Ohio (a publicly traded holding company). Matthew V. Crawford is an executive officer and member of the Board of Directors thereof; Edward F. Crawford is a member of the Board of Directors thereof.

■ Park-Ohio Industries (Qingdao) Co. Ltd.:  Park-Ohio Industries (Qingdao) Co. Ltd. is a wholly-owned subsidiary of Park-Ohio that offers supply chain management outsourcing, capital equipment, and manufactured components. Park-Ohio Industries (Qingdao) Co. Ltd. purchased $4,232 of knitting machinery parts from Knitting Machinery Company of America during the fiscal year ended December 31, 2023. Edward F. Crawford and Matthew V. Crawford (or their respective affiliates) are the record and/or beneficial owners of shares of capital stock of Park-Ohio (a publicly traded holding company). Matthew V. Crawford is an executive officer and member of the Board of Directors thereof; Edward F. Crawford is a member of the Board of Directors thereof.

■ KT Acquisition LLC (Komtek Forge): The Company purchased Komtek Forge on January 15, 2021 from Francis Brookpark LLC, an entity owned by Edward Crawford who serves on the Board of the Company. The Company acquired Komtek in consideration of the payment by the Company of an aggregate purchase price of $3,653,308, subject to certain post-closing adjustments based on working capital, indebtedness and selling expenses, as specified in the Membership Interest Purchase Agreement, which was comprised of $840,551 of cash, the issuance of 60,000 Class A common shares of the Company and the assumption of $1,702,400 of debt which was added to the First Francis Company Inc. promissory notes noted above. In connection with this transaction, the Company also assumed a 17-year lease agreement that matures on May 30, 2033 with Francis Brookpark, LLC, an entity owned by Edward Crawford for use of a facility in Worcester, MA, out of which the Komtek Forge business is operated. The Company, through its Komtek Forge subsidiary, paid rent to Francis Bookpark, LLC during fiscal year 2023 in the amount of $10,000 per month under the lease agreement.

■ Supply Technologies: During the fiscal year ended December 31, 2021, the Company, through Air Enterprises and in connection with the operation of the Commercial Air Handling segment, purchased an aggregate total of $293,802 of supplies from Supply Technologies, a wholly-owned subsidiary of Park-Ohio that specialized in supplier selection and management, planning, implementing, and managing the physical flow of product for customers. Supply Technologies purchased $9,694 of knitting machinery parts from Knitting Machinery Company of America during the fiscal year ended December 31, 2023. Edward F. Crawford and Matthew V. Crawford (or their respective affiliates) are the record and/or beneficial owners of shares of capital stock of Park-Ohio (a publicly traded holding company). Matthew V. Crawford is an executive officer and member of the Board of Directors thereof; Edward F. Crawford is a member of the Board of Directors thereof.

■ Ajax-Tocco Magnathermic Corporation: During the fiscal year ended December 31, 2023, the Company, through Komtek Forge and in connection with the operation of the Industrial and Transportation Products segment, purchased an induction heater and magazine billet feeder for $381,420 from Ajax-Tocco, a global leader in induction heating and melting and wholly-owned subsidiary of Park-Ohio. Edward F. Crawford and Matthew V. Crawford (or their respective affiliates) are the record and/or beneficial owners of shares of capital stock of Park-Ohio (a publicly traded holding company). Matthew V. Crawford is an executive officer and member of the Board of Directors thereof; Edward F. Crawford is a member of the Board of Directors thereof.

■ Air Power Dynamics, LLC: During the fiscal year ended December 31, 2023, the Company, through CAD Enterprises, Inc. and in connection with the operation of the Industrial and Transportation Products segment, purchased a used aerospace tooling machine from Air Power Dynamics, which specializes in aerospace and aviation manufacturing using custom plastic molds and injections, for a total of 7,317 Class A Common Shares issued by the Company at an implied price of $20.50 per share. Air Power Dynamics is controlled by Edward F. Crawford.

■ Reverso Separ: During the fiscal year ended December 31, 2023, the Company, through Reverso Pumps and Separ Filter and in connection with the operation of the Industrial and Transportation Products segment, purchased a used boat and trailer directly from Edward F. Crawford for $35,000.

■ Knitting Machinery Company of America (KMC): The Company purchased KMC on May 1, 2022 from Edward F. Crawford who is Trustee of the Edward F. Crawford Second Restatement of Trust Dated March 2, 2021 and who serves on the Board of the Company. The Company acquired the assets assigned to KMC in exchange for approximately $250,000 in cash and 38,462 Class A Common shares valued at $1.0 million. In connection with this transaction, the Company also entered into a lease agreement with Park-Ohio effective May 1, 2022 that matured on December 31, 2022 for use of 10,000 rentable square feet for its facility in Cleveland, OH, out of which the KMC business is operated. That lease agreement was extended on a month-to-month basis until the fourth quarter of 2023. Edward F. Crawford and Matthew V. Crawford (or their respective affiliates) are the record and/or beneficial owners of shares of capital stock of Park-Ohio (a publicly traded holding company). Matthew V. Crawford is an executive officer and member of the Board of Directors thereof; Edward F. Crawford is a member of the Board of Directors thereof. The Company, through its KMC subsidiary, paid rent to Park Ohio during fiscal year 2023 in the amount of $6,452 under the lease agreement.

CORPORATE GOVERNANCE MATTERS

■ Board Leadership Structure: Our Company’s Board does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated. The Board believes it is in the best interests of the shareholders to make this determination based on the position and direction of the Company and the composition of the Board and management team. In past years, the Board determined that it is in the best interests of the shareholders for the roles of Chief Executive Officer and Chairman of the Board to be served by a single person. In 2021, Mr. Edward F. Crawford was elected to the Board and appointed Chairman of the Board, with Mr. Brian E. Powers continuing as Chief Executive Officer of the Company. The Board believes this structure is optimal for the Company because it allows Mr. Powers to focus on the Company’s strategic issues and the day-to-day operation of the business, while enabling Mr. Crawford to lead the Board of Directors and provide leadership and focus in areas where he is uniquely qualified to contribute. The Board believes the separate roles of Chief Executive Officer and Chairman of the Board are in the best interests of the shareholders and strikes an appropriate balance for the Company.

■ Qualification of Directors: Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the Board’s existing composition. However, in making its nominations, the Board considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, availability for meetings and consultation regarding Company matters, and other particular skills and experience possessed by the potential nominee. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions. In 2021, the Board established a Nominations Committee, which determines the qualifications, skills and expertise required of the directors, identifies qualified director nominees and recommends them to the Board for consideration. The Nominations Committee and the Board considers experience and other qualifications of any nominee as well as the need for diversity in the Board’s expertise. At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by Company shareholders because (i) historically, the Company has not received recommendations from its shareholders and (ii) the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

■ Meetings: The Board conducted three (3) full meetings during the fiscal year ended December 31, 2023. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he or she served as a Director and (ii) the total number of meetings held by committees of the Board on which he or she served, during the period that he or she served. The Company has not adopted a formal policy requiring Directors to attend the 2024 Annual Meeting of Shareholders. All of the Directors attended the 2023 Annual Meeting of Shareholders.

■ Communications with Shareholders: The Board provides a process for shareholders to send communications to the Board or any of the individual Directors. Shareholders may send written communications to the Board or any Directors c/o Brian E. Powers, Crawford United Corporation, 10514 Dupont Avenue, Suite 200, Cleveland, Ohio 44108. All shareholder communications will be compiled by Mr. Brian E. Powers and submitted to the Board or the individual Director on a periodic basis.

■ Committees of the Board: The Board has the following committees:

Audit Committee: The Audit Committee of the Board of Directors (the “Audit Committee”) assists the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) the independence, performance and qualifications of the Company’s independent auditors, (iii) the Company’s compliance with legal and regulatory requirements related to the Company’s financial statements and accounting policies (iv) the Company’s risk assessment and management process. Additional information regarding the function and governance role of the Audit Committee can be found in the “Audit Committee Report” section of this Proxy Statement. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board, a copy of which is available at www.crawfordunited.com by clicking on the Investor Relations tab.

Compensation Committee: The Compensation Committee of the Board of Directors (the “Compensation Committee”) assists the Board in determining and reviewing overall compensation matters affecting the chief executive officer, other executive officers and directors, including the granting of equity awards. Members of the Compensation Committee periodically consult with our chief executive officer concerning his recommendations with respect to the compensation of the Company’s officers, other than himself. Neither the Company nor the Compensation Committee consulted any compensation consultants in connection with determining the amount of director or executive compensation with respect to the fiscal year ended December 31, 2023. The specific functions and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter adopted by the Board, a copy of which is available at www.crawfordunited.com by clicking on the Investor Relations tab.

Nominations Committee: The Nominations Committee of the Board of Directors (the “Nominations Committee”) assists the Board in determining the qualifications, skills and expertise required of the directors, identifying qualified director nominees and recommending them to the Board for consideration. The specific functions and responsibilities of the Nominations Committee are set forth in the Nominations Committee Charter adopted by the Board, a copy of which is available at www.crawfordunited.com by clicking on the Investor Relations tab.

■ Oversight of Risk Management: Management is responsible for day-to-day risk assessment and mitigation activities, and the Board is responsible for risk oversight, focusing on the Company’s overall risk management strategy and the steps management is taking to manage the Company’s risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas. The Audit Committee reviews the Company’s portfolio of risk and discusses with management significant financial risks in conjunction with enterprise risk exposures, the Company’s policies with respect to risk assessment and risk management, and the actions management has taken to limit, monitor or control financial and enterprise risk exposure. The Compensation Committee oversees risk management as it relates to the Company’s compensation plans, policies and practices in connection with structuring the Company’s executive compensation programs. The Company does not have any specific practices or policies regarding hedging transactions in Company securities by its employees.

■ Director Independence: The Board has determined that Steven H. Rosen, Chairman of the Audit Committee, satisfies the criteria adopted by the SEC to serve as “audit committee financial expert” and all three members of such Committee are independent directors. In addition, the Board has a Compensation Committee made up of three independent directors and a Nominations Committee in which two of the three members are independent directors. Mr. Matthew V. Crawford is not independent, however, the Board determined to appoint Mr. Crawford to the Nominations Committee based on his extensive experience serving as a director and executive of public companies, which gives him particular insight in identifying and evaluating potential director candidates. Based on copies of the reports filed by our Directors and executive officers with the SEC, it is our belief that all remaining directors and director nominees are independent except for Mr. Brian E. Powers, who is currently employed by the Company, Mr. Edward F. Crawford, who is Chairman of the Board, and Mr. Matthew V. Crawford. The determinations of independence described above were made using the definition for independence of directors under NASDAQ listing standards. Set forth below is the membership of the various committees at December 31, 2023 with the number of meetings held during the fiscal year ended December 31, 2023 in parentheses. The Nominations Committee was formed in August 2021 and has not met:

Audit Committee (3) Steven H. Rosen James W. Wert Kirin M. Smith	Compensation Committee (3) James W. Wert Steven H. Rosen Luis E. Jimenez

Nominations Committee

James W. Wert

Matthew V. Crawford

Steven H. Rosen

■ Code of Ethics: The Company has adopted a Code of Ethics and Business Conduct for all of the Company’s directors, officers and employees. The Company has also adopted a Financial Code of Ethics for the Chief Executive Officer and Specified Financial Officers (the “Financial Code of Ethics”), which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or controller or persons performing similar functions. The Code of Ethics and Business Conduct is available on the Company’s website at http:www.crawfordunited.com/investor.html and the Financial Code of Ethics is filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to non-employee Directors during the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total

Edward F. Crawford (2)	$500,000	$58,000	$558,000
Matthew V. Crawford	$-	$58,000	$58,000
Steven H. Rosen	$-	$58,000	$58,000
Luis E. Jimenez	$-	$58,000	$58,000
Kirin M. Smith	$-	$58,000	$58,000
James W. Wert	$-	$58,000	$58,000

(1)

Represents the aggregate grant date fair value of Class A Common Shares awarded, calculated in accordance with FASB ASC Topic 718. On January 10, 2023, the Company awarded 4,000 Class A Common Shares to each non-employee Director then-serving under the 2013 Omnibus Equity Plan.

(2)	Ambassador Crawford’s compensation includes $500,000 annually in Director fees.

■ Generally: For the fiscal year ended December 31, 2023, except for Ambassador Crawford, no Director received fees for attending any Board, Committee or Special Planning meetings held during the year. Each non-employee Director was awarded 4,000 Class A Common Shares on January 10, 2023 under the 2013 Omnibus Equity Plan. Other than Director fees paid to Ambassador Crawford and stock awards to non-employee Directors, no other compensation was paid to the Company’s non-employee Directors.

■ Omnibus Equity Plan: Under the Company’s 2013 Omnibus Equity Plan, and its successor plan, the 2023 Omnibus Equity Plan adopted by the Board on November 20, 2023, the Compensation Committee of the Board has the authority to grant stock awards to members of the Board. During the fiscal year ended December 31, 2023, there were an aggregate of 24,000 Class A Common Shares awarded to non-employee Directors of the Company under the 2013 Omnibus Equity Plan.

AUDIT COMMITTEE REPORT

The Audit Committee reports to the Board and is responsible for overseeing the Company’s accounting functions, the system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is currently comprised of three directors, each of whom meet independence requirements under NASDAQ listing requirements. The Audit Committee operates under a written charter (the “Audit Committee Charter”) adopted by the Board, an amended and restated version of which was adopted in August 2021. The Audit Committee Charter is reviewed annually and is available on the Company’s website at www.crawfordunited.com.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). Audit Committee members also discussed and reviewed the results of the independent auditors’ examination of the financial statements, the quality and adequacy of the Company’s internal controls, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independence of the auditors from the Company. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Audit Committee of The Board of Directors

Steven H. Rosen, Chairman
  James W. Wert
  Kirin M. Smith

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services in all capacities to the Company’s Chief Executive Officer and Chief Financial Officer, who are the Company’s Named Executive Officers:

Summary Compensation Table

Name; Principal Position	Year	Salary	Bonus(1)	Restricted Stock Awards(2)	Stock Option Awards	All Other Compensation	Total
Brian E. Powers	Fiscal Year Ended December 31, 2023	$400,000	$225,000	$116,000	-	-	$741,000
President and Chief Executive Officer	Fiscal Year Ended December 31, 2022	$350,000	$125,000	$201,000	-	-	$676,000
Jeffrey J. Salay (3)	Fiscal Year Ended December 31, 2023	$176,667	$75,000	-	-	-	$251,667
Chief Financial Officer	Fiscal Year Ended December 31, 2022	-	-	-	-	-	-
John P. Daly (4)	Fiscal Year Ended December 31, 2023	$77,917	-	-	-	-	$77,917
Former Chief Financial Officer	Fiscal Year Ended December 31, 2022	$175,000	-	$45,000	-	-	$220,000

(1)

Represents bonuses earned from the plans described in the section “Profit Sharing Plans” below. Bonuses are normally paid after the end of the year in which the bonus was earned. Discretionary bonuses related the 2023 fiscal year were awarded in January 2024 and paid on February 29, 2024.

(2)	Represents the aggregate grant date fair value of Class A Common Shares and restricted share grants awarded, calculated in accordance with FASB ASC Topic 718.
(3)	Mr. Salay was appointed Chief Financial Officer on May 1, 2023.
(4)	Mr. Daly provided notice of his voluntary resignation on or about March 29, 2023, with such voluntary resignation effective April 30, 2023. In accordance with a separation agreement entered into on March 31, 2023, the Company continued to pay Mr. Daly's salary through May 31, 2023.

■ Profit Sharing Plans: Bonus distributions under the Company’s profit-sharing plans are determined by the Compensation Committee based on factors such as the employee’s influence on Company results, performance during the preceding years (with emphasis on the previous year) and the employee’s anticipated long-term contribution to corporate goals. Mr. Powers earned a bonus of $225,000 and $125,000 for fiscal years 2023 and 2022, respectively. Mr. Salay earned a bonus of $75,000 for fiscal year 2023. Mr. Daly did not earn a bonus in 2022 or 2023.

■ Omnibus Equity Plan: Under the Company’s 2013 Omnibus Equity Plan and its successor plan, the 2023 Omnibus Equity Plan adopted by the Board on November 20, 2023, the Compensation Committee has the authority to grant the following types of awards to employees, executive officers, non-employee Directors and consultants: stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and Class A Common Shares. Upon a termination of service with the Company, unvested awards generally terminate or are forfeited, except upon a termination of service as a result of death, disability or retirement, in which case awards held by a participant become immediately vested and, in the case of stock options or stock appreciation rights, such participant, or such participant’s estate as applicable, will be able to exercise the options for the period of time stated in the Omnibus Equity Plan or as otherwise stated in the agreement governing his or her award. Except as otherwise provided in the Omnibus Equity Plan or a specific award agreement, upon a “change in control” (as defined under the Plan) all awards generally become fully exercisable, vested, earned and payable. Certain restricted share awards granted to the Named Executive Officers during fiscal 2022 are scheduled to vest in one-third annual increments beginning on the first anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023, there were 900 Class A Common Shares outstanding under restricted stock awards issued to the Named Executive Officers of the Company. The following table shows all outstanding equity awards held by the Named Executive Officers at December 31, 2023:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis-able (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Brian E. Powers	-	-	-	-	900	$28,800	-	-

Pay Versus Performance Table

The following table summarizes compensation paid to the Company’s principal executive officer (“PEO”) as set forth in the Summary Compensation Table, compensation actually paid to the PEO, average compensation paid to the Company’s Non-PEO Named Executive Officers as set forth in the Summary Compensation Table, and average compensation actually paid to the Company’s Non-PEO Named Executive Officers, each as calculated in accordance with SEC rules, and certain Company and peer group performance measures for the periods indicated:

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non- PEO Named Executive Officers (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income (in thousands)
2023	$741,000	$758,973	$164,792	$161,329	$171.00	$13,295
2022	$676,000	$632,395	$220,000	$153,456	$74.00	$6,651
2021	$520,734	$551,784	$188,020	$160,760	$160.00	$5,653

(1)

For 2023, 2022 and 2021, the PEO was Brian E. Powers. In 2023, the Non-PEO Named Executive Officers included John P. Daly (from January to May 2023) and Jeffrey J. Salay (from May to December 2023). In 2022 and 2021, the Non-PEO Named Executive Officers included only John P. Daly.

(2)	The tables below detail the additions to and deductions from the Summary Compensation Table totals to calculate the Compensation Actually Paid amounts.
(3)	Represents cumulative shareholder total return (assuming reinvestment of dividends) on $100 invested on December 31, 2020 through December 31, 2023 in the Company’s Class A Common Shares.

The following table reconciles the PEO Summary Compensation Table total to Compensation Actually Paid for the years indicated:

Year	Summary Compensation Table Total	(Deductions) From Summary Compensation Table Total (1)	Additions to Summary Compensation Table Total (2)	Compensation Actually Paid
2023	$741,000	($116,000)	$133,973	$758,973
2022	$676,000	($201,000)	$157,395	$632,395
2021	$520,734	($120,734)	$151,784	$551,784

(1)	Represents the grant date fair value of equity-based awards granted in the applicable year.
(2)

Reflects the value of equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year presented. The equity component of compensation actually paid for each year is further detailed in the supplemental table below.

The following table reconciles the Non-PEO Named Executive Officers Average Summary Compensation Table total to Average Compensation Actually Paid for the years indicated:

Year	Average Summary Compensation Table Total	(Deductions) From Average Summary Compensation Table Total (1)	Additions to Average Summary Compensation Table Total (2)	Average Compensation Actually Paid
2023	$164,792	($3,463)	$0	$161,329
2022	$175,000	($45,000)	$23,456	$153,456
2021	$155,000	($18,020)	$23,070	$160,710

(1)

Represents the average grant date fair value of equity-based awards granted in the applicable year as well as the fair value at the end of the prior year for awards that failed to meet the applicable time-based vesting conditions.

(2)

Reflects the average value of equity calculated in accordance with the SEC methodology for determining average compensation actually paid for each year presented. The equity component of average compensation actually paid for each year is further detailed in the supplemental table below.

The following table includes supplemental data for the additions and deductions resulting in the equity component of PEO Compensation Actually Paid for the years indicated:

Year	Addition of Fair Value of Current Year Equity Awards at Grant Date (no-vesting conditions) or at Fiscal Year End (for unvested awards)	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at Fiscal Year End	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2023	$116,000	$16,335	$1,638	$133,973
2022	$171,930	($14,535)	$0	$157,395
2021	$142,298	$10,134	($648)	$151,784

The following table includes supplemental data for the additions and deductions resulting in the equity component of John P. Daly's (a Non-PEO Named Executive Officer) Average Compensation Actually Paid for the years indicated:

Year	Addition of Fair Value of Current Year Equity Awards at Grant Date (no-vesting conditions) or at Fiscal Year End (for unvested awards)	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at Fiscal Year End	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	(Deductions) for the prior year-end fair value of awards that failed to meet the applicable time-based vesting conditions	Equity Value Included in Average Compensation Actually Paid
2023	$0	$0	$0	($6,925)	($6,925)
2022	$28,850	($5,394)	$0	$0	$23,456
2021	$23,730	$0	$0	$0	$23,730

There were no additions or deductions related to equity for Jeffrey J. Salay (a Non-PEO Named Executive Officer) in 2022 or 2023.

Relationship between Compensation Paid and Performance Measures

As shown in the Pay versus Performance table above, the relationship between the Compensation Actually Paid to the PEO and the Total Compensation Actually Paid to the NEOs other than the PEO in fiscal 2021, 2022 and 2023 to each of (1) Net income and (2) total shareholder return demonstrates that such compensation fluctuates to the extent the Company is increasing value for shareholders. In fiscal 2023, Compensation Actually Paid to the PEO was higher relative to fiscal 2022, which in turn was higher relative to fiscal 2021, in-line with stronger Net Income results year over year.

PRINCIPAL ACCOUNTING FEES AND SERVICES

During the fiscal years ended December 31, 2023 and 2022, Meaden & Moore, Ltd. provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

	FY 2023	FY 2022
Audit Fees	$246,000	$236,500
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Totals	$246,000	$236,500

■

Audit Fees: Fees for audit services include fees associated with the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees associated with providing consents included with, and assistance with and review of, documents filed with the SEC.

■	Audit-Related Fees: There were no Audit-Related Fees.

■	Tax Fees: Tax Fees are for assistance in the preparation of various tax forms and schedules.

■	All Other Fees: Other Fees are for services provided in connection with business transactions.

The Board has a policy to assure the independence of the Company’s independent registered public accounting firm. It is the policy of the Audit Committee of the Board to approve all engagements of the Company’s independent auditor to render audit and non-audit services prior to the initiation of such services. All services listed above were preapproved by the Audit Committee.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Appointment of Independent Registered Public Accounting Firm: The Audit Committee has selected the firm of Meaden & Moore, Ltd. to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024. Although ratification by the shareholders of the appointment of the Company’s independent registered public accounting firm is not required under Ohio law, the Audit Committee believes that it is appropriate to seek shareholder approval of this appointment in light of the critical role played by independent registered public accounting firm. If our shareholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Meaden & Moore, Ltd., and may retain that firm or another firm without submitting the matter to our shareholders. A representative of Meaden & Moore, Ltd. is expected to be present at the 2024 Annual Meeting and will have an opportunity to make a statement, if desired. The representative also is expected to be available to respond to appropriate questions from shareholders.

Ratification: At the 2024 Annual Meeting, the Board will request that the shareholders ratify the appointment by the Audit Committee of Meaden & Moore, Ltd. to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

Approval Requirements: A favorable vote of a majority of the outstanding votes thereon present in person or by proxy at the 2024 Annual Meeting is required for approval of this proposal. The persons named in the accompanying Proxy or their substitutes will vote the Common Shares represented by such Proxy for this proposal unless it is marked to the contrary. Abstentions will count as present for purposes of this proposal and will have the effect of a vote against. Shares not in attendance and not voted at the 2024 Annual Meeting will have no effect on the vote for this proposal.

Board Recommendation: The Board unanimously recommends that shareholders vote IN FAVOR OF the ratification of the appointment of Meaden & Moore, Ltd as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL 3:

APPROVAL AND ADOPTION OF THE CRAWFORD UNITED CORPORATION

2023 OMNIBUS EQUITY PLAN

At the 2024 Annual Meeting, shareholders will be asked to approve the adoption of The Crawford United Corporation 2023 Omnibus Equity Plan (the “2023 Equity Plan”). The Board of Directors adopted the 2023 Equity Plan on November 20, 2023. The 2023 Equity Plan became effective upon the Board’s approval, however the Company is submitting the 2023 Equity Plan to the Company’s shareholders for ratification and approval at the 2024 Annual Meeting. If the 2023 Equity Plan is not approved and adopted by the shareholders, it will remain effective and awards may continue to be issued under the 2023 Equity Plan, except that incentive stock options will not be eligible for issuance under the plan.

The 2023 Equity Plan replaced the Company’s 2013 Omnibus Equity Plan (the “2013 Plan”), which expired under its terms in 2023.

The Company operates in a challenging marketplace in which its success depends on its ability to attract, retain, engage and focus highly motivated and qualified employees and other service providers. One of the tools the Board of Directors regards as essential to succeeding in attracting and retaining employees and other service providers is a competitive equity incentive program. The 2023 Equity Plan, similar to its predecessor the 2013 Plan, is designed to provide a vehicle under which a variety of stock-based awards can be granted to designated employees, directors and consultants of the Company and its subsidiaries and divisions, which will provide the Company with the flexibility to adapt its compensation program to the competitive pressures of the marketplace. As it has done over the past several years under the predecessor plans, the Compensation Committee and the Board currently intend to award service-based equity incentives under the 2023 Equity Plan, which will serve to further align the interests of the award recipients with shareholders, and attract, motivate and retain experienced and highly qualified individuals who will contribute to the Company’s financial success. The 350,000 Class A common shares authorized for issuance under the 2023 Equity Plan, represents approximately 12.5% of the Company’s outstanding Class A common shares as of April 3, 2024. Since its adoption by the Board, an aggregate of 35,500 shares have been granted in the form of common share awards to officers and directors under the 2023 Equity Plan. Additional discussion of how the Company has used equity awards to compensate its executive officers may be found in the Executive Compensation portion of the Proxy Statement.

SUMMARY OF THE 2023 EQUITY PLAN

The full text of the 2023 Equity Plan is in Appendix A to this Proxy Statement. The following is a brief description of the material features of the 2023 Equity Plan, but it is qualified in its entirety by reference to Appendix A.

Shares Available Under the 2023 Equity Plan

The maximum number of Class A common shares, without par value, available for issuance under the 2023 Equity Plan is 350,000.

If any award under the 2023 Equity Plan is exercised through the tendering of shares or by the withholding of shares by the Company, or if any withholding tax liabilities arising from any award are satisfied by the tendering of shares or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall count against the total number of shares available for issuance and delivery under the 2023 Equity Plan on a one-for-one basis. In addition, if the Company uses the proceeds of the exercise of any stock option or stock appreciation right (“SAR”) to purchase additional shares in the open market, such shares shall not be added to the total number of shares available for issuance and delivery under the 2023 Equity Plan.

Eligibility. Non-employee directors and consultants of the Company, and employees of the Company and its present and future subsidiaries, are eligible for awards under the 2023 Equity Plan. As of April 3, 2024, approximately 405 employees, six non-employee directors and no consultants were eligible to be considered for participation in the 2023 Incentive Plan. The Compensation Committee has the sole discretion to determine which employees, non-employee directors and consultants will be participants in the 2023 Equity Plan, including the eligibility and any awards granted to any employee or non-employee director who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Limits on Awards. The total number of shares underlying awards granted to any participant under the 2023 Equity Plan will not exceed 50,000 shares during any fiscal year.

Administration. The Compensation Committee will oversee the administration of the 2023 Equity Plan with the authority to interpret the 2023 Equity Plan and make all determinations necessary or desirable for the administration of the 2023 Equity Plan. The Compensation Committee will have discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of an award. The Compensation Committee will confer with the Board regarding the Compensation Committee’s intentions prior to making grants under the 2023 Equity Plan, and may, if the Compensation Committee so determines, make decisions which by their terms are subject to ratification or approval by the Board, another committee or the shareholders. The Compensation Committee may delegate its ministerial duties under the 2023 Equity Plan to one or more other persons.

Forms of Awards. Awards under the 2023 Equity Plan may include one or more of the following types: (a) restricted shares and restricted share units, (b) performance shares, (c) stock options, (d) stock appreciation rights or SARs, and (e) Class A common shares.

Key Terms of Awards

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Restricted Shares and Restricted Share Units. Restricted shares are any shares issued with the restriction that the participant may not, for a specified time or times, sell, transfer, pledge or assign such share and with such other restrictions as the Compensation Committee, in its sole discretion, may impose. A restricted share unit is an award that is valued by reference to a share, which value may be paid to the participant by delivery of shares or cash as determined by the Compensation Committee. Restrictions on restricted shares and restricted share units may lapse separately or in combination at such times, in installments or otherwise, as the Compensation Committee deems appropriate. Awards of restricted shares and restricted share units may be issued either alone or in addition to other awards granted under the 2023 Equity Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted shares and restricted share unit awards, including the number of shares granted and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component.

•

Performance Shares. Performance shares are the award of shares that will be earned by the participant upon the achievement of performance goals, and other conditions, restrictions and contingencies, established by the Compensation Committee. The Compensation Committee will determine the performance criteria to be achieved during any performance period and the length of the performance period. Performance awards may be settled in shares as determined by the Compensation Committee.

•

Stock Options. Stock options are rights to purchase shares at a price and during a period determined by the Compensation Committee. The exercise price of an option will not be less than 100% of the fair market value of the shares on the date the option is granted. The fair market value of a Class A common share of the Company as of April 3, 2024, was $41.09 per share. Options generally expire no later than 10 years after the date of grant except in the event of death or Disability (as defined in the 2023 Equity Plan). The maximum number of Class A common shares that may be issued under the 2023 Equity Plan pursuant to the exercise of incentive stock options is 350,000 Class A common shares.

•

Stock Appreciation Rights. A SAR entitles the participant to receive, upon exercise, an amount equal to the excess of (a) the fair market value of one share on the date of exercise (or such amount less than such fair market value as the Compensation Committee determines at any time during a specified period before the date of exercise) over (b) the exercise price of the SAR on the date of grant. SARs generally expire no later than 10 years after the date of grant except in the event of death or Disability. Settlement of a SAR will be made in whole shares.

•	Common Share Awards. The 2023 Equity Plan also authorizes the grant fully vested Class A common shares in consideration of services rendered to the Company by the participant.

Performance Criteria

If the Compensation Committee determines that an award is intended to be subject to the achievement of one or more objective performance goals established by the Compensation Committee, the vesting or payment of such awards will be based on the attainment of specified levels of any one measure, or any combination of measures, including without limitation the following: stock price, market share, sales, earnings per share, return on equity, costs, earnings, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity and cash flow.

In establishing performance goals, the Compensation Committee may provide that any financial factor that in whole or in part comprises any performance goal will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or that any such financial factor may be non-GAAP or that such financial factor may be adjusted to exclude any or all GAAP or non-GAAP items. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Any performance measurement may be based on company-wide, business unit or divisional performance (or a combination thereof) and/or on performance as compared with that of other companies, peer groups, industry sectors or a market index. The Compensation Committee may provide for exclusion of the impact of an event or occurrence that the Compensation Committee determines should appropriately be excluded, including, without limitation, (i) acquisitions, divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company, subsidiary, division, business segment or business unit or not within the reasonable control of management, or (iii) the cumulative effects of tax or accounting changes in accordance with GAAP.

Adjustments to Awards Subject to Performance Criteria. The Compensation Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding performance shares if it determines an adjustment would be consistent with the terms of the 2023 Equity Plan and taking into account the interests of the participants and the shareholders of the Company. The types of events that could cause such an adjustment may include without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, corporate acquisitions and divestitures, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

Dividends; Dividend Equivalents. Recipients of restricted shares and common share awards will have the right to receive cash, stock or other property dividends or dividend equivalents with respect to the number of shares underlying such outstanding awards under the 2023 Equity Plan. The Compensation Committee may determine in its sole discretion to grant cash, stock or other property dividends or dividend equivalents with respect to the number of shares underlying outstanding restricted share unit and performance share awards under the 2023 Equity Plan. No stock option or SAR under the 2023 Equity Plan will entitle the participant to dividends or dividend equivalents with respect to the shares underlying such awards. Notwithstanding anything to the contrary, cash dividends, stock and any other property distributed as a dividend, dividend equivalent or otherwise with respect to any restricted share unit and performance share award will either (a) not be paid or credited or (b) be accumulated, subject to restrictions and risk of forfeiture, to the same extent as the award with respect to which such cash, stock or other property has been distributed and will be paid at the time such restrictions and risk of forfeiture lapse (including the achievement of performance goals).

Nontransferability of Awards. No award under the 2023 Equity Plan is transferable other than by will or the laws of descent and distribution. An award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. Notwithstanding the foregoing, the Compensation Committee may provide in an award agreement or after the time of grant that a participant may transfer a vested award to the Company or without consideration to certain family members, family trusts or other family-owned entities, under such terms and conditions determined by the Compensation Committee.

Termination of Employment. The Compensation Committee will determine and set forth in each award agreement whether any awards will continue to be exercisable, vest or be earned (and the terms of such exercise, vesting or earning) on and after the date the participant ceases to be employed by or in service to the Company or an affiliate, whether by reason of death, Disability, or voluntary or involuntary termination of employment.

Change in Control. If a Change in Control (as defined in the 2023 Equity Plan) occurs, then (a) any outstanding stock options and SARs will become fully vested and exercisable, (b) the restrictions that apply to restricted shares and restricted share units will lapse and such awards will be fully vested, and (c) all participants holding performance shares or restricted share units subject to performance-based restrictions will be entitled to a partial payout of such awards in an amount determined if 100% of the performance objectives had been achieved pro-rated for the number of months of employment of the participant during the performance period.

Prohibition on Repricing. The 2023 Equity Plan prohibits stock option and stock appreciation award repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless shareholder approval is obtained. For purposes of the 2023 Equity Plan, a “repricing” means a reduction in the exercise price of a stock option or SAR, or the cancellation of a stock option or SAR in exchange for cash or another award under the 2023 Equity Plan when the exercise price or grant price of the stock option or SAR is greater than the fair market value of the shares.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in the Company’s corporate structure which affects the shares or the value thereof, appropriate adjustments to the 2023 Equity Plan and awards will be made as the Compensation Committee determines to be equitable and appropriate.

Amendment and Termination.

The 2023 Equity Plan may be amended, altered or discontinued by the Board of Directors except that shareholder approval is required for any amendment or alteration to the 2023 Equity Plan which increases the number of Class A common shares available for awards thereunder (except for equitable adjustments in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares), takes any action with respect to a stock option or SAR that may be treated as a repricing, or takes any action for which shareholder approval is required under applicable laws, regulations or exchange requirements. No amendment, alteration or termination may materially and adversely affect a participant’s rights under an award previously granted under the 2023 Equity Plan without the written consent of the participant.

The 2023 Equity Plan will expire on the 10th anniversary of the date of its approval by the Board, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the 2023 Equity Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

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Restricted Shares, Restricted Share Units and Performance Shares. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares are issued on grant), but will realize ordinary income when the shares subject to the award become vested. The amount of ordinary income will be equal to the excess of the fair market value of the shares on the vesting date over the purchase price, if any, paid for the shares. The Company may allow a participant to elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for the shares. If such an election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award (or a performance award under which shares are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of the fair market value of the shares on the date they are issued over the purchase price, if any, paid for the award.

Upon disposition of shares acquired under a restricted stock award, restricted stock unit award or performance award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of any amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

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Stock Options. The participant will not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

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Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares or other property received upon the exercise.

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Common Share Awards. The participant will realize ordinary income on the grant of a common share award. The amount of ordinary income will be equal to the excess of the fair market value of the shares on the grant date over the purchase price, if any, paid for the shares. Upon disposition of shares acquired under a common share award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of any amount paid for the shares plus any amount realized as ordinary income upon grant of the shares.

Company Tax Considerations. The Company generally will be entitled to a tax deduction in connection with an award under the 2023 Equity Plan, subject to the provisions of Sections 162(m) and 280G of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on vesting and delivery of a performance award). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid in any one year to each of certain of the company’s current and former executive officers. Effective January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to an individual who was the company’s Chief Executive Officer, Chief Financial Officer, or one of the company’s next three other most highly compensated executive officers in any year after 2016. As a general matter, while the Compensation Committee and the Board consider tax deductibility as one of several relevant factors in determining compensation, they retain the flexibility to design and maintain executive compensation arrangements that they believe will attract and retain executive talent and result in strong returns to shareholders, even if such compensation is not deductible by the Company for federal income tax purposes.

Grants under the 2023 Equity Plan

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2023 Equity Plan because the grant of awards under the plan is discretionary. However, the Company has historically granted restricted stock and/or common share awards to its executive officers and directors annually as part its executive and director compensation arrangements. The following table sets forth the awards granted in January 2024 under the 2023 Equity Plan to the Company’s two executive officers and each of the six non-employee directors who is standing for re-election at the 2024 Annual Meeting:

Name and Position	Dollar Value (1)	Number of Common Shares
Brian E. Powers, Chief Executive Officer	$310,500	9,000
Jeffrey J. Salay, Chief Financial Officer	$86,250	2,500
Executive Group (2)	$396,750	11,500
Non-Executive Director Group (3)	$828,000	24,000

(1)	Reflects the number of common shares awarded multiplied by $34.50, which was the closing price per share as of January 26, 2024.

(2)	The dollar value and number of common shares are presented on an aggregate basis. The Executive Group is currently comprised of the two executive officers referenced in the table.

(3)

The dollar value and number of common shares are presented on an aggregate basis. The Non-Executive Director Group is currently comprised of the six incumbent non-employee directors who are standing for re-election at the 2024 Annual Meeting.

The Board of Directors unanimously recommends that you vote FOR Proposal No. 3 to approve and adopt the Crawford United Corporation 2023 Omnibus Equity Plan.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

AND OTHER MATTERS

The Board of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended for inclusion in Company proxy materials for the 2025 Annual Meeting of Shareholders must be received by the Company’s Secretary at its principal executive offices no later than December 18, 2024. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with Rule 14a-8 under the Exchange Act.

The Company may use its discretion in voting Proxies with respect to Shareholders’ proposals not included in the Proxy Statement for the 2025 Annual Meeting of Shareholders, unless the Company receives notice of such proposals prior to March 3, 2025. A shareholder who intends to solicit proxies in support of Director nominees other than the Company’s nominees at the 2025 Annual Meeting of Shareholders must provide notice that is in the manner and sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2025.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that, as of the record date for the 2024 Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Crawford United Corporation
10514 Dupont Avenue, Suite 200
Cleveland, Ohio 44108

In addition, all shareholders will have the ability to access this Notice and Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 by visiting: www.edocumentview.com/CRAWA.

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/ Brian E. Powers

Brian E. Powers

President and Chief Executive Officer

Dated:  April 17, 2024

Appendix A

CRAWFORD UNITED CORPORATION
2023 OMNIBUS EQUITY PLAN

ARTICLE 1

    General Purpose of Plan; Definitions

1.1         Name and Purposes. The name of this plan is the Crawford United Corporation 2023 Omnibus Equity Plan (as amended from time to time, the “Plan”). The purpose of this Plan is to enable Crawford United Corporation (the “Company”) and its Affiliates to: (i) attract and retain skilled and qualified officers, employees, consultants and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the participants with those of the Company’s Shareholders.

1.2         Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

(a)

“Affiliate” means, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with such entity within the meaning of Section 414(b) or 414(c) of the Code.

(b)

“Award” means any grant under this Plan of a Common Share, Non-Qualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share to any Plan participant.

(c)	“Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(d)	“Change in Control” is defined in Section 11.1.

(e)

“Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.

(f)	“Committee” means the entity administering this Plan as provided in Section 2.1.

(g)	“Common Shares” means the Class A common shares, without par value, of the Company.

(h)

“Company” means Crawford United Corporation, a corporation organized under the laws of the State of Ohio, and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to Crawford United Corporation or substantially all of the assets of Crawford United Corporation and that assumes the obligations of Crawford United Corporation under this Plan by operation of law or otherwise.

(i)

“Date of Grant” means the date on which the Committee or the Board takes final action to grant an Award; provided, that, if an Award is granted by the Board upon a recommendation by the Committee, the “Date of Grant” will be the date on which the Board takes action to grant the Award.

(j)	“Director” means a member of the Board of Directors.

(k)

“Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which: (i) renders a participant unable to engage in any substantial gainful activity; or (ii) results in a participant receiving income replacement benefits for at least 3 months under an accident and health plan sponsored by the Company or an Affiliate.

(l)

“Early Retirement” means a participant’s retirement from active employment or active directorship with the Company or an Affiliate on and after the later of attainment of age 62 or the completion of 20 years of service.

(m)	“Effective Date” is defined in Section 17.1.

(n)	“Eligible Director” is defined in Article 4.

(o)	“Employee” means a full-time common law employee of the Company or an Affiliate.

(p)

“Employment” as used herein (whether or not capitalized) shall be deemed to refer to (i) a participant’s employment if the participant is a full time Employee of the Company or any of its Affiliates, (ii) a participant’s services as a consultant, if the participant as a consultant to the Company or its Affiliates and (iii) a participant’s services as a non-employee director, if the participant is a non-employee member of the Board of Directors; provided that, for any Award that is or becomes subject to Section 409A of the Code, termination of employment means a “separation from service” under Section 409A of the Code.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any lawful regulations or guidance promulgated thereunder.

(r)	“Exercise Price” means the purchase price of a Share pursuant to a Stock Option or the base value for measuring the appreciation of a Stock Appreciation Right.

(s)

“Fair Market Value” means the closing price of a Share displayed on the OTC Markets, or, if applicable, on a national securities exchange on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not, or cease to be, traded on a national securities exchange, or displayed or published on the OTC Markets, the “Fair Market Value” of Common Shares shall be determined pursuant to a reasonable valuation method prescribed by the Committee. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.

(t)	“Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.

(u)	“Non-Qualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.

(v)	“Normal Retirement” means retirement from active employment or active directorship with the Company or an Affiliate on or after attainment of age 65.

(w)	“Option Period” means the period during which a Stock Option is exercisable in accordance with the applicable Award agreement and Article 5.

(x)

“Outside Director” means a Director who meets the definitions of the term “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by the Securities and Exchange Commission and similar requirements under any other applicable laws and regulations.

(y)	“Performance Shares” is defined in Article 8.

(z)	“Plan” means this Crawford United Corporation 2023 Omnibus Equity Plan, as amended from time to time.

(aa)	“Plan Year” means the calendar year.

(bb)	“Restricted Share Units” is defined in Article 7.

(cc)	“Restricted Shares” is defined in Article 7.

(dd)	“Retirement” means Normal Retirement or Early Retirement.

(ee)	“Rule 16b-3” is defined in Article 16.

(ff)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(gg)	“Share” or “Shares” mean one or more of the Common Shares.

(hh)	“Shareholder” means an individual or entity that owns one or more Shares.

(ii)	“Stock Appreciation Rights” and “SARs” mean any right pursuant to an Award granted under Article 6.

(jj)

“Stock Option” means any right to purchase a specified number of Shares at a specified price, which will be either an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Article 5.

(kk)

“Stock Power” means a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the participant to the Company or a third party.

(ll)

“Vested” means, with respect to a Common Share, when the Common Share has been awarded; with respect to a Stock Option, that the time has been reached when the option to purchase Shares first becomes exercisable; with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are convertible to Shares. The words “Vest” and “Vesting” have meanings correlative to the foregoing.

ARTICLE 2

Administration

2.1	Authority and Duties of the Committee.

(a)

The Plan shall be administered by a Committee of at least three who are appointed by the Board of Directors from time to time. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b)	The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, Employees, consultants and Eligible Directors.

(c)	The Committee has the sole and exclusive authority, subject to any limitations specifically set forth in this Plan, to:

(i)	select the officers, Employees, consultants and Eligible Directors to whom Awards are granted;

(ii)	determine the types of Awards granted and the timing of such Awards;

(iii)	determine the number of Shares to be covered by each Award granted hereunder;

(iv)

determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall;

(v)	determine whether any conditions or objectives related to Awards have been met;

(vi)

subsequently modify or waive any terms and conditions of Awards, not inconsistent with the requirements under Section 409A of the Code or the terms of this Plan and any operative employment or other agreement;

(vii)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(viii)	promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(ix)	construe, interpret, administer and implement the terms and provisions of this Plan, any Award and any related agreements;

(x)	correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements;

(xi)	prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and

(xii)	otherwise supervise the administration of this Plan.

(d)

The Committee shall confer with the Board of Directors regarding the Committee’s intentions prior to making grants under this Plan. Notwithstanding the foregoing, all decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and participants, but may be made by their terms subject to ratification or approval by, the Board of Directors, another committee of the Board of Directors or Shareholders.

(e)	The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan.

2.2         Delegation of Duties. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes of plan administration at the expense of the Company.

2.3         Limitation of Liability. Members of the Board of Directors, members of the Committee and Company Employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

ARTICLE 3

Stock Subject to Plan

3.1         Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 350,000, which may be treasury or authorized but unissued Shares. Subject to adjustment pursuant to Section 3.4 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 350,000 Shares.

3.2         Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any participant in any Plan Year (including but not limited to Awards of Options and SARs), regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 50,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards.

3.3           Awards Not Exercised; Effect of Receipt of Shares. If any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan. If the Exercise Price of an Award is paid in Shares, Shares underlying the exercised portion of an SAR are not issued upon exercise of the SAR, Shares are withheld to satisfy an individual participant’s tax obligations or Shares are repurchased by the Company on the open market with respect to Awards under this Plan, the Shares received, not issued, withheld or repurchased by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1.

3.4         Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or Exercise Price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. The Committee’s determination pursuant to this Section 3.4 shall be final and conclusive; provided, however, no adjustment pursuant to this Section 3.4 shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 5.1 of this Plan.

ARTICLE 4

Participants

4.1         Eligibility. Officers, Employees, consultants and Outside Directors (each an “Eligible Director”) who are selected by the Committee in its sole discretion are eligible to participate in this Plan; provided, however, that only Employees may receive Awards that are Incentive Stock Options. See Article 13 and Article 17 with respect to the Shareholder approval requirement applicable to Incentive Stock Options.

4.2       Award Agreements. Awards are contingent upon the participant’s execution of a written agreement in a form prescribed by the Committee. Execution of an award agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award. Award agreements may differ from time to time and from participant to participant.

ARTICLE 5

Stock Option Awards

5.1         Stock Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee or, upon recommendation of the Committee, the Board, and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that Incentive Stock Options may only be granted to Employees. The Committee shall determine the number of Shares subject to each Option, subject to the express limitations of the Plan. Furthermore, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.

5.2         Stock Option Award Agreement. Each Stock Option shall be evidenced by an Award agreement that shall specify the Exercise Price, the number of Shares to which the Stock Option pertains, the Option Period, any conditions to exercise of the Stock Option, and such other terms and conditions as the Committee shall determine. The Stock Option’s Award agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options and related Award agreements shall comply with the requirements of Code Section 422; provided, however, that, to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Stock Option shall be deemed a Nonqualified Stock Option. Nothing in this Article 5 shall be construed as prohibiting the Committee from granting Stock Options subject to a limit on the gain that may be realized upon exercise of such Stock Options. Any such limit shall be explicitly provided for in the relevant plan agreement. Unless an Award agreement approved by the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.

5.3           Exercise Price. Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Stock Option.

(a)         Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.

(b)           Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)         Substitute Stock Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees or Directors on account of such transaction may be granted Stock Options in substitution for options granted by such former employer or recipient of services. If such substitute Stock Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Stock Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Stock Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 3.4 above.

5.4         Duration of Stock Options. The Option Period with respect to each Stock Option shall commence and expire at such times as the Committee shall provide in the Award agreement, provided that:

(a)         Stock Options shall not be exercisable more than ten years after their respective Grant Dates;

(b)         Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and

(c)         Subject to the limits of this Article, the Committee may, in its sole discretion, after a Stock Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).

5.5         Vesting. Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time.

5.6         Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any tax withholding pursuant to Article 15. Subject to the approval of the Committee, the Exercise Price may be paid:

(a)	in cash in any manner satisfactory to the Committee;

(b)

by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise;

(c)	by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option;

(d)

by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; and

(e)	by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price.

No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. No Award of a Stock Option shall entitle a Participant to dividend equivalents with respect to the Shares covered by the Stock Option.

5.7         Restrictions on Share Transferability. In addition to the restrictions imposed by Article 12 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.

5.8         Prohibition on Repricing of Stock Options. Except as permitted under Section 3.4 of the Plan or Article 11 of the Plan, the terms of any outstanding Stock Option may not be amended without shareholder approval to reduce the Exercise Price of such outstanding Stock Option or to cancel such outstanding Stock Option in exchange for cash, other Awards, or a Stock Option or SAR with an exercise price that is less than the Exercise Price of the original Stock Option.

5.9         Termination of Grants Prior to Expiration. Unless otherwise provided in an Award, Employment or other agreement entered into between the optionee and the Company and approved by the Committee, either before or after the Date of Grant, the following early termination provisions apply to all Stock Options:

(a)

Termination by Death. If an optionee’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised (by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is shorter.

(b)

Termination by Reason of Disability. If an optionee’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of Employment, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the optionee dies within such one year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one year period (or other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(c)

Termination by Reason of Retirement. If an optionee’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the optionee dies within such two year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two year period (or such other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(d)

Other Terminations. If an optionee’s Employment or directorship with the Company or its Affiliates is terminated for reasons other than his or her death, Disability or Retirement, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination, except as otherwise provided in the relevant agreement evidencing the Stock Options.

Notwithstanding the foregoing, if a Stock Option is granted as an Incentive Stock Option, it will lose its status as an Incentive Stock Option, and become a Non-Qualified Stock Option, to the extent that it is exercised more than thirty (30) days after the participant’s termination of Employment with the Company or any Affiliate.

ARTICLE 6

Stock Appreciation Rights

6.1         SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant. Subject to Section 3.4, the Exercise Price of an SAR will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant.

6.2         SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan at the same time, and subject to the same terms and conditions, as the grant of the Stock Option, and will be subject to the following terms and conditions:

(a)

Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b)

Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 or otherwise as the Committee may determine at or after the time of grant.

(c)

Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Article 15, the holder of the Stock Appreciation Right is entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised. At any time the Exercise Price per Share of the related Stock Option exceeds the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

6.3         Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a)

Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond a date later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b)	Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

(c)

Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Article 15, the holder of the Stock Appreciation Right is entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price multiplied by the number of Stock Appreciation Rights being exercised. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Exercise Price, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

(d)

Early Termination Prior to Expiration. Unless otherwise provided in an Award, employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, the early termination provisions set forth in Section 5.3 as applied to Stock Options will apply to independent Stock Appreciation Rights.

6.4         Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee.

6.5         Special Limitations on SAR Awards. Unless an Award agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 7

Restricted Share and Restricted Share Unit Awards

7.1         Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant consents to any tax withholding as provided in Article 15.

7.2         Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)

Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and from participant to participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant.

(b)	Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)

a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 11);

(ii)	a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)

a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)

any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the OTC Markets or a national stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 8.2 and 8.3 will apply.

(c)

Delivery of Shares. Restricted Shares will be registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:

(i)

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Crawford United Corporation 2023 Omnibus Equity Plan and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

(ii)

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, and after any tax withholding, such Shares will be delivered free of all restrictions (except for any pursuant to Section 14.2) to the participant or other appropriate person and with the foregoing legend removed.

(d)

Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.

(e)

Voting and Other Rights. During any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.

7.3         Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares, cash or a combination of both that will be issued or paid to a participant at a future time or times at no cost or, or with respect to Shares, at a purchase price determined by the Committee that may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. The Committee may determine on the Date of Grant or at any time thereafter whether any payment made with respect to a Restricted Share Unit granted under this Plan will be paid in Shares, cash or a combination of Shares and cash. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any tax withholding as provided in Article 15.

7.4         Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)

Purchase Price. With respect to Restricted Share Units payable in Shares, the Committee shall determine the purchase price, if any, at which Shares are to be issued to a participant after the Vesting of the Restricted Share Units, which purchase price may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b)	Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)	a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii)	a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)

a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)

any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the OTC Markets or a national stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

Subject to any requirements of Section 409A of the Code to avoid adverse tax consequences thereunder, the Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c)

Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 8.2 and 8.3 will apply (including, but not limited to, the enumerated performance objectives).

(d)

Voting and Other Rights. A participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such participant shall have no rights of a Shareholder with respect to such units; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Restricted Share Unit Award.

(e)

Lapse of Restrictions. If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares, which are free of all restrictions except for any restrictions pursuant to Section 14.2, or paid in cash or a combination of Shares and cash.

(f)

Delivery of Shares. Any Shares delivered or cash paid to a participant with respect to any Restricted Stock Unit in which the restrictions lapse, are satisfied or are waived shall be delivered or paid to such participant prior to fifteenth day of the third month of the taxable year following the taxable year in which such restrictions lapse, are satisfied or waived. Any such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Section 14.2.

(g)

Forfeiture of Restricted Share Units. If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.

(h)

Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment or directorship of the participant during the time period or periods specified by the Committee during which any performance objectives must be met (the “Performance Period”). If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares or cash in an amount which is not more than the number of Shares or cash amount that would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. Subject to Section 16.8(c), any distribution of Shares or cash pursuant to this Section 7.4(h) shall be made no later than the fifteenth day of the third month of the taxable year following the taxable year in which such participant’s termination of employment occurs.

7.5         Special Limitations on Restricted Share and Restricted Share Unit Awards. Unless an Award agreement approved by the Committee provides otherwise, Restricted Share and Restricted Share Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Restricted Share Unit Awards shall be construed and administered accordingly.

7.6         Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

ARTICLE 8

Performance Share Awards

8.1         Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The time at which Performance Share Awards will Vest and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any tax withholding as provided in Article 15.

8.2         Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the Performance Period during which the performance objectives must be met. The Committee may use performance objectives based on any measure, including without limitation one or more of the following: stock price, market share, sales, earnings per share, return on equity, costs, earnings, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity and cash flow. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other companies, peer groups, industry sectors or a market index. The performance objectives and periods need not be the same for each participant nor for each Award.

8.3         Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public Shareholders of the Company. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, corporate acquisitions and divestitures, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

8.4         Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:

(a)

Delivery of Shares. As soon as practicable after the applicable Performance Period has ended (but in no event later than the fifteenth day of the third month of the taxable year following the taxable year in which the Performance Period ends), the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Section 14.2.

(b)

Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 8.4(a), that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. Subject to Section 16.8(c), any distribution of Shares pursuant to this Section 8.4(b) shall be made no later than the fifteenth day of the third month of the taxable year following the taxable year in which such participant’s termination of employment occurs.

(c)

Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

8.5         Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

8.6         Special Limitations on Performance Share Awards. Unless an Award agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share Awards shall be construed and administered accordingly.

ARTICLE 9

Common Share Awards

9.1         Terms and Conditions of Common Share Awards.

(a)	Purpose. Common Shares may be granted in consideration of services rendered to the Company by a participant.

(b)	Vesting. Common Shares shall be fully vested upon their grant to a participant.

(c)

Delivery. Common Shares granted to a participant shall be distributed to such participant as soon as administratively practicable, but in no event later than the fifteenth day of the third month of the taxable year following the taxable year in which the Date of Grant occurs.

ARTICLE 10

Transfers and Leaves of Absence

10.1       Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

10.2        Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a)	a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b)

a leave of absence in excess of 90 days, approved in writing by the Company, but only if the Employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the Employee returns to work within 30 days after the end of such leave; and

(c)	subject to Section 409A of the Code, any other absence determined by the Committee in its discretion not to constitute a termination of employment.

ARTICLE 11

Effect of Change in Control

11.1        Change in Control Defined. “Change in Control” means the occurrence of any of the following: (i) the receipt by the Company of a Schedule 13D or other advice indicating that a person, or any member of a “group,” is the “beneficial owner” (as those terms are defined in Rule 13d 3 under the Exchange Act) of fifty percent (50%) or more of the voting power of the Company; (ii) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer of exchange by the Company or its Affiliates) for all or any amount of Common Shares or any class or any securities convertible into such Common Shares, the results of which would make the offeror and/or its affiliates the beneficial owners of fifty percent (50%) or more of the voting power of the Company; (iii) the consummation of any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger or consolidation of the Company with an Affiliate or in which the holders of all of the Shares of all classes of the Company’s capital stock immediately prior to the merger or consolidation would own at least a majority of the voting power of the surviving corporation (or the direct or indirect parent company of the surviving corporation) immediately after the merger or consolidation; (iv) the consummation of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

11.2        Acceleration of Award. Except as otherwise provided in this Plan or an Award agreement and to the extent it would not trigger adverse taxation under Section 409A of the Code and subject to Section 11.3 below, immediately upon the occurrence of a Change in Control:

(a)	all outstanding Stock Options automatically become fully exercisable;

(b)	all Restricted Share Awards automatically become fully Vested;

(c)

all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, shall become Vested on a pro-rated basis as described in Section 11.2(d)) and, to the extent Vested, convertible to Shares or cash, as determined by the Company;

(d)

all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved pro-rated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and

(e)	Stock Appreciation Rights automatically become fully Vested and fully exercisable.

11.3        Additional Terms.

(a)

The Company may cancel or terminate any Award (whether Vested or Unvested) upon a Change in Control and provide the holder of such Award with the value of such Award in cash or shares. The “value” of a Stock Option or SAR shall be (i) the exercise price or base price of the Stock Option or SAR minus the Fair Market Value of the Shares as of the Change in Control multiplied by (ii) the number of Shares that may be purchased or delivered upon exercise of the Vested portion of the Stock Option or SAR.

(b)

Notwithstanding any provision herein to the contrary, if a Stock Option or SAR, whether Vested or Unvested, has an exercise price or base price that is greater than the Fair Market Value of the Shares at the time of the Change in Control (i.e., “underwater options”), the Company may cancel such Stock Option or SAR for no consideration without the consent of the holder of such Stock Option or SAR.

(c)

If a “Change in Control” occurs and it does not constitute a “change in control event” within the meaning of Section 409A of the Code and an Award is considered “deferred compensation” within the meaning of Section 409A of the Code, then any payment or settlement with respect to such Award shall not be made until a permissible payment event occurs with respect to such Award under Section 409A of the Code.

ARTICLE 12

Transferability of Awards

12.1        Awards Are Non-Transferable. Except as provided in Sections 12.2 and 12.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

12.2        Inter-Vivos Exercise of Awards. During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 12.1 to the contrary, the participant’s guardian or other legal representative.

12.3        Limited Transferability of Certain Awards. Notwithstanding Section 12.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution. Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards that are Vested, provided that the permitted transfer is made (a) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (b) by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. The Committee in its discretion may impose additional terms and conditions upon transferability. If an Award that is an Incentive Stock Option is transferred under this Section 12.3, such Award shall become a Non-Qualified Stock Option upon transfer.

ARTICLE 13

Amendment and Discontinuation

13.1        Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

(a)

which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and

(b)	without Shareholder approval, if Shareholder approval is required under applicable laws, regulations or exchange requirements.

However, unless Shareholder approval is obtained, no amendment shall increase the aggregate number of Shares that may be issued under the Plan, or shall permit the Exercise Price of outstanding Stock Options or Stock Appreciation Rights to be reduced, except as permitted by Section 3.4.

Notwithstanding the foregoing, this Plan may be amended without affecting participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company, the Plan or participants; or (iii) avoid any unintended unfavorable tax effects for the Company, the Plan or participants.

13.2        Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options or Stock Appreciation Rights with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

ARTICLE 14

Share Certificates

14.1        Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a)	payment in full for the Shares and for any tax withholding (See Article 15);

(b)

completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c)	if applicable, admission of such Shares to listing on any stock exchange on which the Shares are listed;

(d)	in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e)	obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f)

the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

14.2        Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of the OTC Markets or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

14.3       Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 15

Tax Withholding

15.1          In General. The Committee shall cause the Company or Affiliate to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The participant or other recipient shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

15.2        Delivery of Withholding Proceeds. The Committee shall cause the Company or Affiliate to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority.

15.3        Notwithstanding anything contained in this Article 15 to the contrary, the Committee shall have no obligation to cause the Company to withhold amounts from distributions of shares pursuant to the exercise of Incentive Stock Options except as may otherwise be required by law.

ARTICLE 16

General Provisions

16.1        No Implied Rights to Awards, Employment or Directorship. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate Employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

16.2        Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

16.3        Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”). All transactions involving any participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

16.4        Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

16.5        Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

16.6        Governing Law. To the extent not preempted by Federal law, this Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

16.7        Foreign Participants. The Company may include additional or different terms and conditions for an Award granted to a participant located in a jurisdiction outside of the United States, which will be reflected in the participant’s Award agreement. The Company, however, makes no representation or guarantee with respect to the tax treatment of the participant for any Award or payment thereunder.

16.8        Compliance with Section 409A of the Code.

(a)

To the extent applicable, it is intended that this Plan and any Awards made hereunder comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. This Plan and any Awards made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a participant nor any of a participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant’s benefit under this Plan and Awards made hereunder may not be reduced by, or offset against, any amount owing by a participant to the Company or any of its subsidiaries.

(c)

Notwithstanding any provision of this Plan and Awards made hereunder to the contrary, if, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code), (i) the participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)

Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards made hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, each participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such participant or for such participant’s account in connection with this Plan and Awards made hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to provide any gross-up for the tax consequences of any provision of, or any payment under, this Plan or any Awards hereunder. In addition, neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold any participant harmless from any or all of such taxes or penalties.

ARTICLE 17

Effective Date and Term

Effective Date and Term. This Plan shall become effective as of the date that it is adopted and approved by the Board (the “Effective Date”); provided that no Award that is an Incentive Stock Option will be granted prior to the date on which the shareholders of the Company ratify and approve this Plan at a duly held shareholders’ meeting within twelve (12) months following the Effective Date.  No Award will be granted under this Plan more than 10 years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms of the applicable Award agreement and this Plan.

Crawford United VOTE

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You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 13, 2024 at 1:00 A.M., local time

Online
Go to **www.investorvote.com/CRAWA** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR items 2 and 3.

1. To fix the number of directors of the Company at eight (8) and to elect seven (7) individuals to serve as Directors for a term of office that will expire at the Company's 2025 Annual Meeting of Shareholders

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Edward F. Crawford	☐	☐	02 - Matthew V. Crawford	☐	☐	03 - Luis E. Jimenez	☐	☐
04 - Brian E. Powers	☐	☐	05 - Steven H. Rosen	☐	☐	06 - Kirin M. Smith	☐	☐
07 - James W. Wert	☐	☐						

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03YNIC

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Crawford United Corporation

Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2024
at Crawford United Corporation, 10514 Dupont Avenue, Cleveland, Ohio 44108

Brian E. Powers and Jeffrey J. Salay, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Crawford United Corporation to be held on Wednesday, May 15, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the election of the seven director nominees nominated by the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Crawford United VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR items 2 and 3.

1. To fix the number of directors of the Company at eight (8) and to elect seven (7) individuals to serve as Directors for a term of office that will expire at the Company's 2025 Annual Meeting of Shareholders

	For	Withhold		For	Withhold		For	Withhold
01 - Edward F. Crawford	☐	☐	02 - Matthew V. Crawford	☐	☐	03 - Luis E. Jimenez	☐	☐
04 - Brian E. Powers	☐	☐	05 - Steven H. Rosen	☐	☐	06 - Kirin M. Smith	☐	☐
07 - James W. Wert	☐	☐						

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03YNJC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Crawford United Corporation

Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2024
at Crawford United Corporation, 10514 Dupont Avenue, Cleveland, Ohio 44108

Brian E. Powers and Jeffrey J. Salay, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Crawford United Corporation to be held on Wednesday, May 15, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the election of the seven director nominees nominated by the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)